UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2022

MICROBOT MEDICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Recreation Park Drive, Unit 108
Hingham, Massachusetts 02043

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 875-3605

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MBOT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 21, 2022, Microbot Medical Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”), pursuant to which the Company agreed to issue and sell, in a registered direct offering priced at-the-market under the rules of The Nasdaq Stock Market (the “Registered Offering”), (i) an aggregate of 782,495 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), at an offering price of $4.89 per share and (ii) pre-funded warrants exercisable for up to 240,000 shares of Common Stock (the “Pre-Funded Warrants”) to the Investor at an offering price of $4.8899 per Pre-Funded Warrant, for aggregate gross proceeds from the Offerings (as defined below) of approximately $5.0 million before deducting the placement agent fee (as described in greater detail below) and related offering expenses.

The Pre-Funded Warrants were sold, in lieu of shares of Common Stock, to any Investor whose purchase of shares of Common Stock in the Registered Offering would otherwise result in such Investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at such Investor’s option upon issuance, 9.99%) of the Company’s outstanding Common Stock immediately following the consummation of the Registered Offering. Each Pre-Funded Warrant represents the right to purchase one share of Common Stock at an exercise price of $0.0001 per share. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until the Pre-Funded Warrants are exercised in full.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Investor and customary indemnification rights and obligations of the parties. Pursuant to the terms of each of the Purchase Agreements, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock or Common Stock Equivalents (as defined in the Purchase Agreements) during the 45-day period following the closing of the Registered Offering.

The Shares and Pre-Funded Warrants were offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-250966), which was filed with the Securities and Exchange Commission (the “Commission”) on November 25, 2020 and was declared effective by the Commission on December 4, 2020 (the “Registration Statement”).

In a concurrent private placement (the “Private Placement” and, together with the Registered Offering, the “Offerings”), the Company agreed to issue to the Investor (i) Series A preferred investment options to purchase up to 1,022,495 shares of Common Stock (the “Series A Warrants”) at an exercise price of $4.64 per share and (ii) Series B preferred investment options to purchase up to 1,022,495 shares of Common Stock (the “Series B Warrants” and, together with the Series A Warrants, the “Common Warrants”) at an exercise price of $4.64 per share. Each Series A Warrant is exercisable immediately and will expire five years from the initial exercise date. Each Series B Warrant is exercisable immediately and will expire two years from the initial exercise date. The Common Warrants and the shares of our Common Stock issuable upon the exercise of the Common Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), were not offered pursuant to the Registration Statement and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.

A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrants or Common Warrants to the extent that the holder would own more than 4.99% (or, at the purchaser’s option upon issuance, 9.99%) of the Company’s outstanding Common Stock immediately after exercise. However, upon at least 61 days’ prior notice from the holder to the Company, a holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding Common Stock after exercising the holder’s Pre-Funded Warrants or Common Warrants up to 9.99% of the number of the Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrant or Common Warrant.

On October 3, 2022 and in connection with the Offerings, the Company entered into an engagement letter (the “Engagement Letter”) with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright agreed to serve as the exclusive placement agent for the issuance and sale of securities of the Company pursuant to the Purchase Agreement. As compensation for such placement agent services, the Company has agreed to pay Wainwright an aggregate cash fee equal to 7.0% of the gross proceeds received by the Company from the Offerings, plus a management fee equal to 1.0% of the gross proceeds received by the Company from the Offerings, a non-accountable expense of $150,000 and $15,950 for clearing expenses. The Company has also agreed to issue to Wainwright or its designees warrants to purchase 51,125 shares of Common Stock (the “Wainwright Warrants” and, together with the Pre-Funded Warrants and the Common Warrants, the “Warrants”). The Wainwright Warrants have a term of five years from the commencement of sales in the Offerings, and have an exercise price of $6.1125 per share. Further, pursuant to the Engagement Letter, Wainwright is entitled to compensation with respect to any financing of the Company occurring within six months of the termination of the Engagement Letter when such financing is provided by investors whom Wainwright introduced to the Company during the term of the Engagement Letter. Further, pursuant to the Engagement Letter, Wainwright has a right of first refusal to act as sole book-running manager, sole underwriter or sole placement agent with respect to any public offering or private placement of equity, equity-linked or debt securities using an underwriter or placement agent occurring during the twelve-month period following the termination of the Engagement Letter. In addition, upon any exercise for cash of any preferred investment options issued to investors in the offering, the Company shall pay Wainwright, within five (5) business days of the Company's receipt of the exercise price, a cash fee of seven (7.0%) percent of the aggregate gross exercise price paid in cash with respect thereto. Also, upon any exercise for cash of any preferred investment options issued to investors in this offering, the Company shall issue to Wainwright (or its designees), within five (5) business days of the Company's receipt of the exercise price, warrants to purchase that number of shares of common stock of the Company equal to five (5.0%) percent of the aggregate number of such shares of common stock underlying the preferred investment options that have been so exercised. The Engagement Letter also includes indemnification obligations of the Company and other provisions customary for transactions of this nature.

The Common Stock is listed on The Nasdaq Capital Market. There is no established trading market for the Warrants, and the Company does not intend to list the Warrants on any securities exchange or nationally recognized trading system. Without a trading market, the liquidity of the Warrants may be extremely limited.

The foregoing summaries of the form of Pre-Funded Warrant, the form of Series A Warrant, the form of Series B Warrant, the form of Wainwright Warrant and the Purchase Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 4.1, 4.2, 4.3, 4.4 and 10.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference into this Item 3.02.

Item 8.01. Other Events.

On October 21, 2022, the Company issued a press release announcing the Offerings, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K. On October 25, 2022, the Company issued a press release announcing the closing of the Offerings, a copy of which is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant.

4.2	Form of Series A Warrant.

4.3	Form of Series B Warrant.

4.4	Form of Wainwright Warrant.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Form of Securities Purchase Agreement, dated as of 21, 2022, by and among the Company and the purchasers party thereto.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

99.1	Pricing Press Release.

99.2	Closing Press Release.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICROBOT MEDICAL INC.

/s/ Harel Gadot
Harel Gadot
Chairman, President and Chief Executive Officer

Date: October 25, 2022